Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation

15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000

Chubb Estimates Losses from Third Quarter Catastrophes

WARREN, New Jersey, October 6, 2005 — The Chubb Corporation [NYSE: CB] announced today that it estimates its total losses from third quarter catastrophes, primarily Hurricane Katrina, to be approximately $600 million pre-tax ($390 million after-tax).  This amount includes estimated losses and loss expenses net of reinsurance recoverable, reinsurance reinstatement premiums and Chubb’s share of losses attributable to its minority interest in Allied World Assurance Co., Ltd.

As previously announced, Chubb expects to issue its earnings release with third quarter results on October 25, 2005 after 4:00 P.M. Eastern Daylight Time and to hold a webcast analyst conference call on the same day at 5:00 p.m.  Information about the conference call is available on Chubb’s website at www.chubb.com.

Certain statements made in this release should be considered forward-looking information as defined in the Private Securities Litigation Reform Act of 1995.  Chubb cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results may differ materially.  Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including annual and quarterly reports and other documents filed by The Chubb Corporation with the Securities and Exchange Commission.

For further information contact:	Investors:	Glenn A. Montgomery
908-903-2365

	Media:	Mark E. Greenberg
908-903-2682